AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT

This Amendment (this “Amendment”), effective January 4, 2018, is made to the Shareholder Services Agreement by and between Great-West Funds, Inc. (“Great-West Funds”) and Great-West Life & Annuity Insurance Company (“GWL&A”).

WHEREAS, Great-West Funds and GWL&A are parties to a Shareholder Services Agreement, dated May 1, 2015, as amended (the “Agreement”); and

WHEREAS, pursuant to Section 12.1 of the Agreement, Great-West Funds and GWL&A desire to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, Great-West Funds and GWL&A agree as follows:

1.	Exhibit A of the Agreement is deleted in its entirety and replaced with the Exhibit A attached hereto and incorporated herein.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized at Greenwood Village, Colorado, on the day and year first written above.

GREAT-WEST FUNDS, INC.		GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Mary C. Maiers	By:	/s/ Jonathan Kreider
Name:	Mary C. Maiers	Name:	Jonathan Kreider
Title:	Chief Financial Officer & Treasurer	Title:	Vice President

Amend to Shareholder Services Agreement (Adding EME and IPS Fund)	Page 1 of 2

EXHIBIT A FEES

Recordkeeping and Shareholder Services Fees: Great-West Funds shall pay GWL&A a fee equal to 0.35% of the average daily net asset value of Investor, Service, and L Class shares of each of the Funds listed below for which GWL&A provides services.

All fees shall be paid monthly in arrears. Each monthly fee shall be determined based on the average daily net asset value of the assets in the Fund during each month and each monthly fee will be independent of every other monthly fee.

CORE FUNDS	LIFETIME FUNDS
Great-West Ariel Mid Cap Value Fund	Great-West Lifetime 2015 Fund
Great-West Bond Index Fund	Great-West Lifetime Conservative 2015 Fund
Great-West Core Bond Fund	Great-West Lifetime 2020 Fund
Great-West Emerging Markets Equity Fund	Great-West Lifetime Conservative 2020 Fund
Great-West Goldman Sachs Mid Cap Value Fund	Great-West Lifetime 2025 Fund
Great-West Inflation-Protected Securities Fund	Great-West Lifetime Conservative 2025 Fund
Great-West International Index Fund	Great-West Lifetime 2030 Fund
Great-West Invesco Small Cap Value Fund	Great-West Lifetime Conservative 2030 Fund
Great-West Loomis Sayles Bond Fund	Great-West Lifetime 2035 Fund
Great-West Loomis Sayles Small Cap Value Fund	Great-West Lifetime Conservative 2035 Fund
Great-West MFS International Growth Fund	Great-West Lifetime 2040 Fund
Great-West MFS International Value Fund	Great-West Lifetime Conservative 2040 Fund
Great West Government Money Market Fund	Great-West Lifetime 2045 Fund
Great-West Multi-Manager Large Cap Growth Fund	Great-West Lifetime Conservative 2045 Fund
Great-West Multi-Manager Small Cap Growth Fund	Great-West Lifetime 2050 Fund
Great-West Putnam Equity Income Fund	Great-West Lifetime Conservative 2050 Fund
Great-West Putnam High Yield Bond Fund	Great-West Lifetime 2055 Fund
Great-West Real Estate Index Fund	Great-West Lifetime Conservative 2055 Fund
Great-West S&P 500 Index Fund	SECUREFOUNDATION FUNDS
Great-West S&P Mid Cap 400 Index Fund	Great-West SecureFoundation® Balanced Fund
Great-West S&P Small Cap 600 Index Fund	Great-West SecureFoundation® Lifetime 2015 Fund
Great-West Short Duration Bond Fund	Great-West SecureFoundation® Lifetime 2020 Fund
Great-West T. Rowe Price Equity Income Fund	Great-West SecureFoundation® Lifetime 2025 Fund
Great-West T. Rowe Price Mid Cap Growth Fund	Great-West SecureFoundation® Lifetime 2030 Fund
Great-West Templeton Global Bond Fund	Great-West SecureFoundation® Lifetime 2035 Fund
Great-West U.S. Government Securities Fund	Great-West SecureFoundation® Lifetime 2040 Fund
PROFILE FUNDS	Great-West SecureFoundation® Lifetime 2045 Fund
Great-West Aggressive Profile Fund	Great-West SecureFoundation® Lifetime 2050 Fund
Great-West Moderately Aggressive Profile Fund	Great-West SecureFoundation® Lifetime 2055 Fund
Great-West Conservative Profile Fund
Great-West Moderately Conservative Profile Fund
Great-West Moderate Profile Fund

Amend to Shareholder Services Agreement (Adding EME and IPS Fund)	Page 2 of 2